Exhibit 77Q1(a)
WRITTEN INSTRUMENT AMENDING THE AMENDED AND
RESTATEDDECLARATION OF TRUST OF PACIFIC FUNDS
     RESOLVED, that the undersigned, being a majority of the trustees of Pacific Funds, a Delaware statutory trust (the "Trust"), acting pursuant to
Article III, Section 7 of the Amended and Restated Declaration of Trust, dated June 12, 2001, as amended to date (the "Declaration of Trust"), and having heretofore divided the shares of beneficial interest of the Trust into twenty separate series (each a "Series"), hereby amend the Declaration of
Trust by deleting the PF INVESCO Health Sciences Fund and PF INVESCO Technology Fund from the Trust, effective January 1, 2005, and by designating and establishing two additional Series, effective December 31, 2004, to be known as the "PF Lazard Mid-Cap Value Fund" and "PF Van Kampen Real
Estate Fund", respectively, such new Series are to have the relative rights and preferences set forth in the Declaration of Trust and in the Registration
 Statement of the Trust as may be in effect from time to time.
     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 20th day of September 2004.



/s/ Thomas C. Sutton

Thomas C. Sutton
Trustee

/s/ Glenn S. Schafer

Glenn S. Schafer
Trustee



/s/ Lucie H. Moore

Lucie H. Moore
Trustee

/s/ Richard L. Nelson

Richard L. Nelson
Trustee



/s/ Alan Richards

Alan Richards
Trustee

/s/ Lyman W. Porter

Lyman W. Porter
Trustee





/s/ G. Thomas Willis

G. Thomas Willis
Trustee